Exhibit 99.1

Reliance Global Group Signs LOI to Acquire a GPU Cloud Provider, Targeting Rapid Growth in AI Infrastructure

Acquisition Structured With No Shareholder Dilution; Company Remains Debt-Free With Acquisition Funding Already in Place

Company to Rebrand as “GPU Exchange” and Plans to Change Its Nasdaq Ticker to “XGPU”

Due Diligence Substantially Complete; Closing Anticipated in Early November 2026

LAKEWOOD, N.J., October 22, 2026 (GLOBE NEWSWIRE) — Reliance Global Group, Inc. (Nasdaq: EZRA) (“Reliance,” “EZRA” or the “Company”) today announced that on September 23, 2026, it executed a non-binding letter of intent (the “LOI”) to acquire the assets of a GPU cloud provider and marketplace operator delivering on-demand computing infrastructure for AI training, inference and other demanding workloads. The proposed acquisition would mark Reliance’s entry into the AI cloud market, with plans to scale rapidly through investment in a Company-owned GPU fleet and expansion of the acquisition target’s proprietary marketplace.

The business being acquired delivers on-demand computing capacity for artificial intelligence and other compute-intensive applications while enabling third-party GPU owners to earn revenue by offering their hardware through its platform. Reliance intends to build on this operating foundation by acquiring additional graphics processing units (“GPUs”), increasing available computing capacity and broadening marketplace participation.

The proposed acquisition is structured to result in no dilution to existing shareholders, as the purchase price is payable entirely in cash and no shares of the Company’s common stock will be issued as consideration for the acquisition, and the funds required to complete the transaction are already in place. Under the LOI, $3,375,000 is payable at closing, consisting of $3,000,000 in cash and $375,000 funded into escrow. A further $375,000 is payable 12 months after closing. Both $375,000 payments are subject to the achievement of specified milestones, and the Company will also pay $250,000 of consulting fees to the founder of the business over the 12 months following closing. The LOI also provides for an optional $500,000 investment by the Company in a related company of the seller. Reliance reiterated that it is debt-free, having retired 100% of its term debt. Due diligence is substantially complete, and the Company anticipates closing in early November 2026, subject to finalizing definitive agreements and satisfying applicable closing conditions.

In connection with this strategy, Reliance plans to adopt GPU Exchange as its doing-business-as (“DBA”) name and change its Nasdaq trading symbol from EZRA to XGPU. Following completion of the acquisition, the acquired business would operate under the GPU Exchange brand. The Company will announce the effective date of any ticker change separately. Its shares currently continue to trade under EZRA.

“The proposed acquisition provides an operating foundation for our entry into AI infrastructure, with a clear strategy to scale substantially,” said Ezra Beyman, Chairman and Chief Executive Officer of Reliance Global Group. “We believe this is the most significant step in the Company’s evolution to date. We are pursuing this acquisition with no outstanding debt, funding already in place and no dilution to existing shareholders.”

“Our focus is execution: acquiring and deploying GPUs, growing the customer base and making it easier for hardware owners to earn revenue through the marketplace,” said Judah Korman, Chief Operating Officer of Reliance Global Group. “By combining our own GPU fleet with third-party capacity, we intend to scale supply rapidly and serve more customers through a single platform. GPU Exchange will bring these efforts together under one brand.”

While Reliance continues to operate, enhance and grow the RELI Exchange platform, the Company believes the proposed acquisition creates new opportunities for expansion and scale.

Entering the Market with a Strategy for Rapid Scale

Following completion of the acquisition, Reliance intends to pursue growth through two complementary initiatives:

●	Acquire and scale a Company-owned GPU fleet. Invest in GPUs to provide additional computing capacity for AI training, inference, rendering and other demanding workloads.

●	Grow the proprietary GPU marketplace. Invest in the platform, attract additional customers and providers, and make it easier for individuals, businesses and infrastructure operators to offer GPU capacity and earn revenue when customers use it.

The Company-owned fleet would complement third-party capacity available through the marketplace, allowing the business to grow through both direct infrastructure investment and increased provider participation.

Reliance’s objective is to establish GPU Exchange as an accessible destination for customers seeking GPU computing power and hardware owners seeking to monetize available capacity. The Company intends to use the acquisition target’s existing platform as the foundation for accelerating customer adoption, increasing computing supply and scaling operations.

Transaction Status

The LOI is non-binding, and the acquisition has not yet closed. Due diligence is substantially complete, and completion remains subject to finalizing definitive agreements and satisfying applicable closing conditions. Reliance anticipates closing in early November 2026 and expects to provide additional updates as the transaction progresses.

About the Acquisition Target

The acquisition target is a GPU cloud provider and marketplace operator delivering on-demand computing resources for artificial intelligence, machine learning, rendering and other demanding workloads. Its proprietary GPU marketplace connects customers with available computing capacity and enables third-party hardware owners to earn rental revenue.

About Reliance Global Group, Inc.

Reliance Global Group, Inc. (Nasdaq: EZRA) operates insurance and technology businesses and pursues opportunities to build and scale AI-related platforms. Through the proposed acquisition, the Company intends to enter the GPU cloud and AI infrastructure market and rapidly scale the business under the planned GPU Exchange brand. Additional information is available at https://www.relianceglobalgroup.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than statements of historical fact and may be identified by the use of words or expressions such as “may,” “should,” “could,” “would,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “continue,” “target,” “project,” “potential,” or similar expressions, or by discussions of strategy, plans or intentions. Forward-looking statements in this press release include, without limitation, statements regarding: the proposed acquisition, including its anticipated timing, funding and non-dilutive structure; the payment of the closing, escrow, milestone and consulting amounts; the optional investment in a related company of the seller; the negotiation and execution of definitive agreements; the Company’s planned entry into the GPU cloud and AI infrastructure market; the planned adoption of the GPU Exchange DBA and XGPU trading symbol; GPU fleet acquisitions and deployment; marketplace growth; the pace and scale of business development; and anticipated business benefits.

These statements are based on management’s current expectations and assumptions and are subject to risks, uncertainties and other factors, many of which are beyond the Company’s control. Should one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may differ materially from those expressed or implied by these forward-looking statements.

Such risks and uncertainties include, without limitation: the non-binding nature of the LOI and the risk that definitive agreements are not executed, closing conditions or applicable approval requirements are not satisfied, or the acquisition is delayed or not completed; the risk that the Company’s continuing due diligence identifies matters that adversely affect the acquisition target or the terms of the acquisition; the risk of the loss of customers, GPU providers or key personnel in connection with the transfer of the business; the Company’s ability to integrate and rapidly scale the acquired business; the capital required to execute its growth plans, including the acquisition of a Company-owned GPU fleet, which will require capital beyond the cash required to complete the proposed acquisition and may be funded through equity financings that would be dilutive to existing shareholders; the Company’s ability to access additional capital on acceptable terms, or at all; the Company’s ability to maintain compliance with the continued listing standards of The Nasdaq Capital Market; the Company’s ability to implement the planned GPU Exchange DBA and XGPU trading symbol change; GPU availability, pricing and technological obsolescence; customer demand, utilization and competition; and general business, economic, market and geopolitical conditions. Additional information regarding these and other factors that may cause actual results to differ materially is included under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as amended, and in the Company’s subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission, copies of which are available free of charge at www.sec.gov.

There can be no assurance that the proposed acquisition, branding or ticker changes will be completed or that anticipated growth or benefits will be realized. Readers are cautioned not to place undue reliance on forward-looking statements. The forward-looking statements in this press release speak only as of the date of this press release. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Crescendo Communications, LLC

Tel: +1 (212) 671-1020

Email: EZRA@crescendo-ir.com

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